Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-XXXXX) and related Prospectus of Arch Coal, Inc. for the registration of 2,000,000 shares of its common stock and to the incorporation therein of (i) our report dated January 22, 1999, with respect to the consolidated financial statements of Arch Coal, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1998 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission, and (ii) our report dated January 22, 1999, with respect to the financial statements of Canyon Fuel Company, LLC as of December 31, 1998 and for the year then ended included in Arch Coal, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

 /s/ Ernst & Young LLP

Ernst & Young LLP

Louisville, Kentucky
April 28,1999